Exhibit 10.36

AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT

This Amended and Restated Management Stockholder’s Agreement (this “Agreement”) is entered into as of November 1, 2014 (the “Effective Date”) between Affinia Group Holdings Inc., a Delaware corporation (the “Company”), and the undersigned person (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 4 of this Agreement or in the Stock Incentive Plan (as such term is defined below).

WHEREAS, Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-By-Side L.L.C. and other investors (the “Investors”) have entered into a Stockholders Agreement, dated as of November 30, 2004 (the “Investor Stockholders Agreement”); and

WHEREAS, the Management Stockholder has purchased and/or will purchase shares of Common Stock and/or has received and/or will receive (i) options to purchase shares of Common Stock (the “Options”) and/or (ii) restricted stock units (the “RSUs”) pursuant to the terms of the 2005 Stock Incentive Plan of the Company (the “Stock Incentive Plan”) and the Restricted Stock Unit Agreement dated as of the date hereof, entered into by and between the Company and the Management Stockholder (the “Restricted Stock Unit Agreement”); and

WHEREAS, the Management Stockholder and the Company have previously entered into one or more Management Stockholder’s Agreements, including any amendments thereto, dealing with the subject matter hereof as to Common Stock, Options and/or RSUs (collectively, the “Prior Agreements”) and wish to amend and restate herein the terms thereof;

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders’ Agreements”) which have been or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing, the Parties agree as follows:

1. Equity Issuances. The Company shall have no obligation to issue any Common Stock, Options or RSUs to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of such equity or the underlying Common Stock to him would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee of the Company or any of its subsidiaries on the date hereof.

2. Management Stockholder’s Representations, Warranties and Agreements.

(a) The Management Stockholder agrees and acknowledges that he/she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any (i) shares of Common Stock issuable upon exercise of the Options (together with any net settled stock), (ii) Common Stock acquired upon vesting of the RSUs or (iii) any other Common Stock acquired and/or held by the Management Stockholder Entities, (collectively, “Stock”), except as otherwise provided for herein. If the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also agrees and acknowledges that he/she will not transfer any shares of the Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 3 or 6 hereof, (y) a transfer upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (z) a transfer made after the Effective Date in compliance with the federal securities laws to a Management Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b) From and after the Effective Date until such time as the applicable transfer restrictions no longer apply to such Stock and the Company has reissued a certificate representing such Stock, the certificate (or certificates) representing the Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT DATED AS OF NOVEMBER 1, 2014 BETWEEN AFFINIA GROUP HOLDINGS INC. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS NOT IN VIOLATION OF THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(c) The Management Stockholder acknowledges that he/she has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock. If the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f) The Management Stockholder represents and warrants that (i) with respect to the Stock, he/she has received and reviewed the available information relating to the Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the RSUs and the Options and the Stock underlying the RSUs and the Options and (ii) he/she has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he/she deems necessary to evaluate the merits and risks related to his/her investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and he/she has relied solely on such information.

(g) The Management Stockholder further represents and warrants that (i) his/her financial condition is such that he/she can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his/her current needs and personal contingencies, (ii) he/she can afford to suffer a complete loss of his/her investment in the Stock, (iii) he/she understands and has taken cognizance of all risk factors related to the purchase of the Stock, (iv) his/her knowledge and experience in financial and business matters are such that he/she is capable of evaluating the merits and risks of his/her purchase of the Stock as contemplated by this Agreement and (v) he/she is a resident of the State of South Carolina.

3. Right of First Refusal.

(a) If, at any time prior to the date of consummation of a Qualified Public Offering, the Management Stockholder receives a bona fide offer to purchase any or all of his/her Stock (the “Third Party Offer”) from a third party (which, for the avoidance of doubt, shall not include any transfers pursuant to clauses (y) and (z) of Section 2(a) or pursuant to the Sale Participation Agreement) (the “Offeror”), which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify the Company in writing of his/her wish to accept the Third Party Offer. The Management Stockholder’s notice to the Company shall contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror). At any time within fifteen (15) days after the date of the receipt by the Company of the Management Stockholder’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the shares of Stock covered by the Third Party Offer, pursuant to Section 3(b).

(b) The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder. If at the end of the 15-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Management Stockholder than those contained in the Third Party Offer. Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of sixty (60) days following the expiration of the 15-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

4. Definitions. Terms used herein and as listed below shall be defined as follows:

“Board” shall mean the board of directors of the Company.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

“DGCL” shall mean the Delaware General Corporation Law.

“Event” shall mean any of the following: (i) there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any material loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or (ii) a repurchase would not be permitted under Section 170 of the DGCL or would otherwise violate the DGCL (or if the Company reincorporates in another state, the business corporation law of such state) .

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Group” shall mean “group,” as such term is used for purposes of Section 10(d) or 14(d) of the Exchange Act.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Management Stockholder, his/her spouse (or ex-spouse) or his/her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Qualified Public Offering” shall mean a Public Offering, which results in an active trading market of 20% or more of the Common Stock.

Rule 405 Affiliate” shall mean an Affiliate of the Company as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted in good faith by the Board.

“Sale Participation Agreement” shall mean that certain Sale Participation Agreement entered into by and between the Management Stockholder and the Investors, as it may have been amended.

“SEC” shall mean the Securities and Exchange Commission.

5. The Company’s Representations and Warranties.

(a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and non-assessable and (iii) assuming the Management Stockholder’s representations in Section 2 are true and correct, the issuance of the RSUs and Options did not or does not, as applicable, violate any “blue sky” or other securities law of any jurisdiction or require the Company to file a registration statement with the SEC or apply to qualify any securities under the “blue sky” or other securities law of any jurisdiction.

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this subsection, the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Subsection shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

6. “Piggyback” Registration Rights. Effective upon the date of this Agreement and until the first occurrence of a Qualified Public Offering:

(a) The Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 5.4 of the Investor Stockholder Agreement (the “Piggyback Registration Rights”), as in effect on the date hereof (subject to any amendments thereto to which the Management Stockholder has agreed in writing to be bound), and, if the Company is selling stock, shall have all of the rights and privileges of a “Holder” (as defined in the Investor Stockholders Agreement) with respect to Piggyback Registration Rights (including, without limitation, the right to participate in the Qualified Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Management Stockholder were an original party (other than the Company) to the Investor Stockholder Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 5.3 of the Investor Stockholders Agreement; and provided further, that the Management Stockholder shall not be bound by any amendments to the Investor Stockholder Agreement unless the Management Stockholder consents in writing thereto provided that such consent will not be unreasonably withheld. All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Investor Stockholder Agreement.

(b) In the event of a sale of Common Stock by the Company in accordance with the terms of the Investor Stockholder Agreement, the Company will promptly notify the Management Stockholder in writing (a “Notice”) of any proposed registration (a “Proposed Registration”). If within fifteen (15) days of the receipt by the Management Stockholder of such Notice, the Company receives from the applicable Management Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised portion of the Options to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold by the Company and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the Company and the denominator of which is the aggregate number of shares of Stock owned by the Company and any investment partnerships and investment limited liability companies investing with the Company or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section or (iii) the maximum number of shares which the Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Management Stockholder and all Other Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

(d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors, the Management Stockholder and all Other Management Stockholders (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of any exercisable portion of the Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e) Upon delivering a Request the Management Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters specified therein.

(f) The Management Stockholder agrees that he/she will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section.

7. Pro Rata Repurchases; Dividends.

(a) If at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement and the Other Management Stockholders Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock permitted without resulting in an Event. Until all of such Stock is purchased and paid for by the Company, the Management Stockholder and the Other Management Stockholders whose Stock is not purchased in accordance with this Section shall have priority, on a pro rata basis, over other purchases of Stock by the Company pursuant to this Agreement and Other Management Stockholders’ Agreements.

(b) In the event any dividends are paid with respect to the Stock, the Management Stockholder will be treated in the same manner as all other holders of Common Stock with respect to shares of Stock then owned by the Management Stockholder, and, with respect to any Options or RSUs held by the Management Stockholder, in accordance, as applicable, with the Management Stockholder’s applicable Stock Option Agreement and/or Restricted Stock Unit Agreement.

8. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock, RSUs or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock, RSUs or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

9. Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust. The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

10. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock, the RSUs or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock, the RSUs or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

11. Management Stockholder’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder (subject to, and except as set forth in, the applicable provisions of any offer letter or letter of employment provided to the Management Stockholder by the Company or any employment agreement entered by and between the Management Stockholder and the Company) (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

12. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

13. Amendment. This Agreement may be amended only by a written instrument signed by the Parties hereto.

14. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

15. Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place within 100 miles of the New York City metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c) Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective Rule 405 Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 21(a) of this Agreement.

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

16. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Section 3 hereof.

17. Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c) If any payments of money, delivery of shares of Stock or other benefits due to the Management Stockholder hereunder could cause the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payments, delivery of shares or other benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Management Stockholder, that does not cause such an accelerated or additional tax.

18. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.

19. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

Affinia Group Holdings Inc.

1 Wix Way

Gastonia, NC 28054

Attention: CEO (except that where the CEO is the Management Stockholder, to “Chairman”)

with copies to:

The Cypress Group L.L.C.

New York, New York 10022

Tel: (212) 705-0150

Fax: (212) 705-0199

(b) If to the Management Stockholder, to him at the address set forth below under his/her signature;

or at such other address as either party shall have specified by notice in writing to the other.

20. Confidential Information; Covenant Not to Compete.

(a) In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder has or shall enter into a Confidentiality, Non-Competition and Proprietary Information Agreement with the Company or its Subsidiaries on the date hereof (or an employment agreement containing similar provisions).

(b) In the event that the Management Stockholder breaches any of the provisions of the Confidentiality, Non-Competition and Proprietary Information Agreement (or any provision concerning similar matters contained in an employment agreement entered into by the Management Stockholder and the Company or its Subsidiaries), in addition to all other remedies that may be available to the Company, such Management Stockholder shall be required to pay to the Company any amounts actually paid to him by the Company in respect of any repurchase by the Company of the Option or shares of Common Stock underlying the Option held by such Management Stockholder.

21. Termination of Prior Agreements. This Amended and Restated Management Stockholder’s Agreement supersedes all prior agreements between the Company and the Participant with respect to the subject matter hereof, including but not limited to the Prior Agreements, and all such prior agreements are hereby automatically and without any further actions terminated and of no further force or effect.

[signatures on next page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

AFFINIA GROUP HOLDINGS INC.

By:

MANAGEMENT STOCKHOLDER:

signature page to Amended and Restated Management Stockholder’s Agreement